PROSPECTUS Dated January 24, 2001                   Pricing Supplement No. 58 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-47576
Dated January 24, 2001                                   Dated December 11, 2001
                                                                  Rule 424(b)(3)


                                  $63,139,000
                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

                          10% SPARQS due June 15, 2003
                          Mandatorily Exchangeable for
                 Shares of Common Stock of CORNING INCORPORATED

     Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                  ("SPARQS(SM)")

The SPARQS will pay 10% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Corning common stock, subject to our right to call the SPARQS for cash at any time beginning December 12, 2002.

o The principal amount and issue price of each SPARQS is $10.30, which is equal to the closing price of Corning common stock on December 11, 2001, the day we offered the SPARQS for initial sale to the public.

o We will pay 10% interest (equivalent to $1.03 per year) on the $10.30 principal amount of each SPARQS. Interest will be paid quarterly, beginning March 15, 2002.

o At maturity, unless we have previously called the SPARQS for the cash call price, you will receive one share of Corning common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Corning Incorporated.

o Beginning December 12, 2002, we have the right to call all of the SPARQS at any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 37% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 15 but not more than 30 days before the call date specified in the notice. You will not have the right to exchange your SPARQS for Corning common stock prior to maturity.

o Investing in SPARQS is not equivalent to investing in Corning common stock.

o Corning Incorporated is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o The SPARQS have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the SPARQS is "CSQ."

You should read the more detailed description of the SPARQS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                            -----------------------
                            PRICE $10.30 PER SPARQS
                            -----------------------

                                         Price        Agent's      Proceeds to
                                     to Public(1)   Commissions   the Company(1)
                                     ------------   -----------   -------------
Per SPARQS.....................        $10.30          $.25          $10.05
Total..........................       $63,139,000   $1,532,500     $61,606,500

------------------
(1)   Plus accrued interest, if any, from the original issue date.

If you purchase at least 100,000 SPARQS in any single transaction, the price will be $10.094 per SPARQS (98% of the Issue Price). In that case, the Agent's commissions will be $.044 per SPARQS.


                                 MORGAN STANLEY
                              ------------------
                               Selected Dealers

ADVEST, INC.                                               FAHNESTOCK & CO. INC.
McDONALD INVESTMENTS INC.                       STIFEL, NICOLAUS & COMPANY, INC.

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                                      PS-2

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley Dean Witter & Co. The return on the SPARQS at maturity is linked to the performance of the common stock of Corning Incorporated, which we refer to as Corning Stock. The SPARQS also provide fixed quarterly payments at an annual rate of 10% based on the principal amount of each SPARQS. Unlike ordinary debt securities, SPARQS do not guarantee the return of principal at maturity. Instead the SPARQS pay a number of shares of Corning Stock at maturity, subject to our right to call the SPARQS for cash at any time on or after December 12, 2002. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 37% per annum on the issue price of the SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.


Each SPARQS                     We, Morgan Stanley Dean Witter & Co., are
costs $10.30                    offering 10% Stock Participation Accreting
                                Redemption Quarterly-pay Securities(SM) due
                                June 15, 2003, Mandatorily Exchangeable for
                                Shares of Common Stock of Corning Incorporated, which we refer to as the SPARQS(SM). The principal amount and issue price of each SPARQS is $10.30, which is equal to the closing price of Corning Stock on December 11, 2001, the day we offered the SPARQS for initial sale to the public.

No guaranteed                   Unlike ordinary debt securities, the SPARQS do
return of principal             not guarantee any return of principal at
                                maturity. Instead the SPARQS will pay an amount of Corning Stock at maturity, subject to our prior call of the SPARQS for the applicable call price in cash. Investing in SPARQS is not equivalent to investing in Corning Stock.

10% interest on the             We will pay interest on the SPARQS, at the rate
principal amount                of 10% of per principal amount year, quarterly
                                on each March 15, June 15, September 15 and
                                December 15, beginning March 15, 2002. The interest rate we pay on the SPARQS is more than the current dividend rate on Corning Stock. The
                                SPARQS will mature on June 15, 2003. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date.

Payout at maturity              At maturity, if we have not previously called
                                the SPARQS, we will deliver to you a number of shares of Corning Stock equal to the exchange ratio for each $10.30 principal amount of SPARQS you hold. The initial exchange ratio is one share of Corning Stock per SPARQS, subject to adjustment for certain corporate events relating to Corning Incorporated, which we refer to as Corning. You do not have the right to exchange your SPARQS for Corning Stock prior to maturity.

                                You can review the historical prices of Corning Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

                                If a market disruption event occurs on May 29, 2003, the maturity date of the SPARQS may be postponed. See the section of this pricing supplement called "Description of
                                SPARQS--Maturity Date."

Your return on the              The return investors realize on the SPARQS may
SPARQS may be                   be limited by our call right.  We have the right
limited by our call right       limited by our call right to call all of the
                                SPARQS at any time beginning December 12, 2002, including at maturity, for the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 37% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date.

                                You should not expect to obtain a total yield (including interest payments) of more than 37% per annum on the issue price of the SPARQS to the date we exercise our call right. If we call the SPARQS, you will receive the cash call price and not Corning Stock or an amount based upon the market price of Corning Stock.

                                The yield to call, and the call price for a particular call date that the yield to call implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at the yield to call rate of 37% per annum, equals the issue price of the SPARQS.

                                If we call the SPARQS, we will do the
                                following:

                                o    send a notice announcing that we have
                                     decided to call the SPARQS;

                                o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 15 nor more than 30 days after the date of the notice; and

                                o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                                If we were to call the SPARQS on December 12, 2002, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date, would be $13.9082 per SPARQS. If we were to call the SPARQS on the maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the maturity date), would be $16.1243 per SPARQS.

The yield to call on the        The yield to call on the SPARQS is 37%, which
SPARQS is 37%                   means that the annualized rate of return that
                                you will receive on the issue price of the SPARQS if we call the SPARQS will be 37%. The calculation of the yield to call takes into account the issue price of the SPARQS, the time to the call date, and the amount and timing of interest payments on the SPARQS, as well as the call price. If we call the SPARQS on any particular call date, the call price will be an amount so that the yield to call on the SPARQS to but excluding the call date will be 37% per annum.

MS & Co. will be the            We have appointed our affiliate, Morgan Stanley
calculation agent               & Co. Incorporated, which we refer to as MS &
                                Co., to act as calculation agent for JPMorgan
                                Chase Bank (formerly known as The Chase
                                Manhattan Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the call price that you will receive if we call the SPARQS. As calculation agent, MS
                                & Co. will also adjust the exchange ratio for certain corporate events that could affect the price of Corning Stock and that we describe in the section called "Description of
                                SPARQS--Antidilution Adjustments" in this pricing supplement.

No affiliation with             Corning is not an affiliate of ours and is not
Corning                         involved with this offering in any way.  The
                                obligations represented by the SPARQS are obligations of Morgan Stanley Dean Witter & Co.
                                and not of Corning.

Where you can find more         The SPARQS are senior notes issued as part of
information on the              our Series C medium-term note program.  You can
SPARQS                          find a general description of our Series C
                                medium-term note program in the accompanying prospectus supplement dated January 24, 2001.
                                We describe the basic features of this type of
                                note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                                Notes."

                                For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us                 You may contact your local Morgan Stanley branch
                                office or our principal executive offices at 1585 Broadway, New York, New York 10036
                                (telephone number (212) 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Corning Stock, there is no guaranteed return of principal. Investing in SPARQS is not equivalent to investing directly in Corning Stock. In addition, you do not have the right to exchange your SPARQS for Corning Stock prior to maturity. The return investors realize on the SPARQS may be limited by our call right. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.


SPARQS are not ordinary         The SPARQS combine features of equity and debt.
senior notes --                 The terms of the SPARQS  differ from those of
no guaranteed return of         ordinary debt securities in that we will not pay
principal                       you a fixed  amount at maturity. Our payout to
                                you at maturity will be a number of shares of Corning Stock, subject to our right to call the SPARQS for cash at any time beginning December
                                12, 2002. If the market price of Corning Stock at maturity is less than the market price on December 11, 2001 the day we offered the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you an amount of Corning Stock with a value that is less than the principal amount of the SPARQS.

Your appreciation               The appreciation potential of the SPARQS may be
potential may be limited by     limited by our call right. The $10.30 issue
our call right                  price of one SPARQS is equal to the market price
                                of one share of Corning Stock on December 11, 2001, the day we offered the SPARQS for initial sale to the public. If we exercise our call right, you will receive the cash call price described under "Description of SPARQS--Call
                                Price" below and not Corning Stock or an amount based upon the market price of Corning Stock.
                                The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, represents a yield to call of 37% per annum on the issue price of the SPARQS from the date of issuance to but excluding the call date. We may call the SPARQS at any time on or after December 12, 2002, including on the maturity date. You should not expect to obtain a total yield (including interest payments) of more than 37% per annum on the issue price of the SPARQS to the date we exercise our call right.

Secondary trading               There may be little or no secondary market for
may be limited                  the SPARQS. Although the SPARQS have been
                                approved for listing on the American Stock
                                Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the SPARQS will trade on the secondary market. Even if there is a secondary market, it may not provide significant liquidity. MS & Co.
                                currently intends to act as a market maker for the SPARQS but is not required to do so.

Market price of the SPARQS      Several factors, many of which are beyond our
influenced by many              control, will influence the value of the SPARQS.
unpredictable factors           We expect that generally the market price of
                                Corning Stock on any day will affect the value of the SPARQS more than any other single factor. However, because we have the right to call the SPARQS at any time beginning December
                                12, 2002 for a call price that is not linked to the market price of Corning Stock, the SPARQS may trade differently from Corning Stock. Other factors that may influence the value of the SPARQS include:

                                o the volatility (frequency and magnitude of changes in price) of Corning Stock

                                o  the dividend rate on Corning Stock

                                o  economic, financial, political,
                                   regulatory or judicial events that
                                   affect stock markets generally and which may affect the market price of Corning Stock

                                o  interest and yield rates in the market

                                o the time remaining until we can call the SPARQS and until the SPARQS mature

                                o  our creditworthiness

                                Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the market price of Corning Stock is at, below, or not sufficiently above the initial market price.

                                You cannot predict the future performance of Corning Stock based on its historical performance. The price of Corning Stock may decrease so that you will receive at maturity an amount of Corning Stock worth less than the principal amount of the SPARQS. We cannot guarantee that the price of Corning Stock will increase so that you will receive at maturity an amount of Corning Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Corning Stock, and your yield to the call date (including all of the interest paid on the SPARQS) will be 37% per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in Corning Stock.

No affiliation with             We are not affiliated with Corning.  Although we
Corning                         do not have any non-public information about
                                Corning as of the date of this pricing
                                supplement, we or our subsidiaries may
                                presently or from time to time engage in business with Corning, including extending loans to, or making equity investments in, Corning or providing advisory services to Corning, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Corning. Moreover, we have no ability to control or predict the actions of Corning, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. We or our affiliates from time to time have published and in the future may publish research reports with respect to Corning. These research reports may or may not recommend that investors buy or hold Corning
                                Stock. Corning is not involved in the offering of the SPARQS in any way and has no obligation to consider your interest as an owner of SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Corning.

You have no                     As an owner of SPARQS, you will not have voting
shareholder rights              rights or rights to receive dividends or other
                                distributions or any other rights with respect to Corning Stock.

The antidilution adjustments    MS & Co., as calculation agent, will adjust the
we are required to make do      amount payable at maturity for certain events
not cover every corporate       affecting Corning Stock, such as stock splits
event that can affect Corning   and stock dividends, and certain other corporate
Stock                           actions involving Corning, such as mergers.
                                However, the calculation agent is not required to make an adjustment for every corporate event that can affect Corning Stock. For example, the calculation agent is not required to make any adjustments if Corning or anyone else makes a partial tender or partial exchange offer for Corning Stock. If an event occurs that does not require the calculation agent to adjust the amount of Corning Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

Adverse economic interests of   As calculation agent, our affiliate MS & Co.
the calculation agent and its   will calculate the cash amount you will receive
affiliates may influence        if we call the SPARQS and what adjustments
determinations                  should be made to the exchange ratio to reflect
                                certain corporate and other events. We expect that MS & Co. and other affiliates will carry out hedging activities related to the SPARQS
                                (and possibly to other instruments linked to Corning Stock), including trading in Corning
                                Stock as well as in other instruments related to Corning Stock. Any of these hedging activities and MS & Co.'s affiliation with us could influence MS & Co.'s determinations as calculation agent, including with respect to adjustments to the exchange ratio. MS & Co. and some of our other subsidiaries also trade
                                Corning Stock and other financial instruments related to Corning Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially affect the price of Corning
                                Stock and, accordingly, could affect your payout on the SPARQS.

Because the characterization    You should also consider the tax consequences
of the SPARQS for federal       of investing in the SPARQS. There is no direct
income tax purposes is          legal authority as to the proper tax treatment
uncertain, the material         of the SPARQS, and therefore significant
federal income tax              aspects of the tax treatment of the SPARQS are
consequences of an              uncertain. Pursuant to the terms of the SPARQS,
investment in the SPARQS        Morgan Stanley and you agree to treat a SPARQS
are uncertain                   as an investment unit consisting of (A) a
                                terminable forward contract and (B) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called "Description of
                                SPARQS--United States Federal Income
                                Taxation--General." The terminable forward contract (i) requires you (subject to our call right) to purchase Corning Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the deposit and the call price. If the Internal Revenue Service (the
                                "IRS") were successful in asserting an
                                alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your basis for Corning Stock received in exchange for the SPARQS may differ.
                                We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.
                                Please read carefully the section of this pricing supplement called "Description of
                                SPARQS--United States Federal Income Taxation."

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $10.30 principal amount of our 10% SPARQS due June 15, 2003, Mandatorily Exchangeable for Shares of Common Stock of Corning Incorporated. In this pricing supplement, the terms "Morgan Stanley," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount.......................   $63,139,000

Maturity Date..........................   June 15, 2003, subject to extension in
                                          the event of a Market Disruption
                                          Event on May 29, 2003.

                                          If the Final Call Notice Date is
                                          postponed due to a Market Disruption
                                          Event or otherwise and we elect to
                                          call the SPARQS, the Maturity Date
                                          will be postponed so that the
                                          Maturity Date will be the fifteenth
                                          calendar day following the Final Call
                                          Notice Date or, if such fifteenth
                                          calendar day is not a scheduled
                                          Trading Day, the immediately
                                          succeeding scheduled Trading Day. See
                                          "--Final Call Notice Date" below.

Interest Rate..........................   10% per annum (equivalent to $1.03
                                          per annum per SPARQS)

Interest Payment Dates.................   March 15, 2002, June 15, 2002,
                                          September 15, 2002, December 15,
                                          2002, March 15, 2003 and the Maturity
                                          Date.

Record Date............................   The Record Date for each Interest
                                          Payment Date, including the Interest
                                          Payment Date scheduled to occur on
                                          the Maturity Date, will be the date
                                          10 calendar days prior to such
                                          Interest Payment Date, whether or not
                                          that date is a Business Day;
                                          provided, however, that in the event
                                          that we call the SPARQS, no Interest
                                          Payment Date will occur after the
                                          Morgan Stanley Notice Date, except
                                          for any Interest Payment Date for
                                          which the Morgan Stanley Notice Date
                                          falls on or after the "ex-interest"
                                          date for the related interest
                                          payment, in which case the related
                                          interest payment will be made on such
                                          Interest Payment Date; and provided,
                                          further, that accrued but unpaid
                                          interest payable on the Call Date, if
                                          any, will be payable to the person to
                                          whom the Call Price is payable. The
                                          "ex-interest" date for any interest
                                          payment is the date on which purchase
                                          transactions in the SPARQS no longer
                                          carry the right to receive such
                                          interest payment.

Specified Currency.....................   U.S. Dollars

Issue Price............................   $10.30 per SPARQS

Original Issue Date (Settlement Date)..   December 18, 2001

CUSIP..................................   61744Y470

Denominations..........................   $10.30 and integral multiples thereof

Morgan Stanley Call Right..............   On any scheduled Trading Day on or
                                          after December 12, 2002, we may call
                                          the SPARQS, in whole but not in part,
                                          for the Call Price. If we call the
                                          SPARQS, the cash Call Price and any
                                          accrued but unpaid interest on the
                                          SPARQS will be delivered to you on
                                          the

                                          Call Date fixed by us and set forth
                                          in our notice of mandatory exchange,
                                          upon delivery of your SPARQS to the
                                          Trustee. We will, or will cause the
                                          Calculation Agent to, deliver such
                                          cash to the Trustee for delivery to
                                          you.

Morgan Stanley Notice Date.............   The scheduled Trading Day on which we
                                          issue our notice of mandatory
                                          exchange, which must be at least 15
                                          but not more than 30 days prior to
                                          the Call Date.

Final Call Notice Date.................   May 29, 2003; provided that if May 29,
                                          2003 is not a Trading Day or if a
                                          Market Disruption Event occurs on
                                          such day, the Final Call Notice Date
                                          will be the immediately succeeding
                                          Trading Day on which no Market
                                          Disruption Event occurs.

Call Date..............................   The scheduled Trading Day on or after
                                          December 12, 2002 and on or prior to
                                          the Maturity Date specified by us in
                                          our notice of mandatory exchange, on
                                          which we will deliver cash to holders
                                          of SPARQS for mandatory exchange.

Call Price.............................   The Call Price with respect to any
                                          Call Date is an amount of cash per
                                          SPARQS such that the sum of the
                                          present values of all cash flows on
                                          each SPARQS to and including the Call
                                          Date (i.e., the Call Price and all of
                                          the interest payments on each
                                          SPARQS), discounted to the Original
                                          Issue Date from the applicable
                                          payment date at the Yield to Call
                                          rate of 37% per annum computed on the
                                          basis of a 360-day year of twelve
                                          30-day months, equals the Issue
                                          Price.

                                          The table of indicative Call Prices
                                          set forth below illustrates what the
                                          Call Price per SPARQS would be if we
                                          were to call the SPARQS on December
                                          12, 2002 (which is the earliest date
                                          on which we may call the SPARQS) and
                                          on any subsequent scheduled Interest
                                          Payment Date through the Maturity
                                          Date:


                                          Call Date                   Call Price
                                          ---------                   ----------
                                          December 12, 2002........... $12.8954
                                          December 15, 2002........... $12.9213
                                          March 15, 2003.............. $13.7218
                                          June 15, 2003............... $14.5879

                                          The indicative Call Prices set forth
                                          above do not include the accrued but
                                          unpaid interest that would also be
                                          payable on each SPARQS on the
                                          applicable Call Date. We may call the
                                          SPARQS on any scheduled Trading Day
                                          on or after December 12, 2002.

                                          For more information regarding the
                                          determination of the Call Price and
                                          examples of how the Call Price is
                                          calculated in certain hypothetical
                                          scenarios, see Annex A to this
                                          pricing supplement.

Yield to Call..........................   The Yield to Call on the SPARQS is
                                          37%, which means that the annualized
                                          rate of return that you will receive
                                          on the Issue Price of the SPARQS if
                                          we call the SPARQS will be 37%. The
                                          calculation of the Yield to Call
                                          takes into account the Issue Price of
                                          the SPARQS, the time to the Call
                                          Date, and the amount and timing of
                                          interest payments on the SPARQS, as
                                          well as the Call Price. If we
                                          call the SPARQS on any particular
                                          Call Date, the Call Price will be an
                                          amount so that the Yield to Call on
                                          the SPARQS to but excluding the Call
                                          Date will be 37% per annum. See Annex
                                          A to this pricing supplement.

Exchange at Maturity..................    Unless we have previously called the
                                          SPARQS, at maturity, upon delivery of
                                          the SPARQS to the Trustee, we will
                                          apply the $10.30 principal amount of
                                          each SPARQS as payment for and will
                                          deliver a number of shares of Corning
                                          Stock at the Exchange Ratio.

                                          We shall, or shall cause the
                                          Calculation Agent to, (i) provide
                                          written notice to the Trustee and to
                                          the Depositary, on or prior to 10:30
                                          a.m. on the Trading Day immediately
                                          prior to maturity of the SPARQS, of
                                          the amount of Corning Stock to be
                                          delivered with respect to the $10.30
                                          principal amount of each SPARQS and
                                          (ii) deliver such shares of Corning
                                          Stock (and cash in respect of
                                          interest and any fractional shares of
                                          Corning Stock) to the Trustee for
                                          delivery to the holders.

No Fractional Shares...................   Upon delivery of the SPARQS to the
                                          Trustee at maturity, we will deliver
                                          the aggregate number of shares of
                                          Corning Stock due with respect to all
                                          of such SPARQS, as described above,
                                          but we will pay cash in lieu of
                                          delivering any fractional share of
                                          Corning Stock in an amount equal to
                                          the corresponding fractional Market
                                          Price of such fraction of a share of
                                          Corning Stock as determined by the
                                          Calculation Agent as of the second
                                          scheduled Trading Day prior to
                                          maturity of the SPARQS.

Exchange Ratio.........................   1.0, subject to adjustment for certain
                                          corporate events relating to Corning.
                                          See "--Antidilution Adjustments"
                                          below.

Market Price...........................   If Corning Stock (or any other
                                          security for which a Market Price
                                          must be determined) is listed on a
                                          national securities exchange, is a
                                          security of the Nasdaq National
                                          Market or is included in the OTC
                                          Bulletin Board Service ("OTC Bulletin
                                          Board") operated by the National
                                          Association of Securities Dealers,
                                          Inc. (the "NASD"), the Market Price
                                          for one share of Corning Stock (or
                                          one unit of any such other security)
                                          on any Trading Day means (i) the last
                                          reported sale price, regular way, of
                                          the principal trading session on such
                                          day on the principal United States
                                          securities exchange registered under
                                          the Securities Exchange Act of 1934,
                                          as amended (the "Exchange Act"), on
                                          which Corning Stock (or any such
                                          other security) is listed or admitted
                                          to trading (which may be the Nasdaq
                                          National Market if it is then a
                                          national securities exchange) or (ii)
                                          if not listed or admitted to trading
                                          on any such securities exchange or if
                                          such last reported sale price is not
                                          obtainable (even if Corning Stock (or
                                          any such other security) is listed or
                                          admitted to trading on such
                                          securities exchange), the last
                                          reported sale price of the principal
                                          trading session on the
                                          over-the-counter market as reported
                                          on the Nasdaq National Market (if it
                                          is not then a national securities
                                          exchange) or OTC Bulletin Board on
                                          such day. If the last reported sale
                                          price of the principal trading
                                          session is not available pursuant to
                                          clause (i) or (ii) of the preceding
                                          sentence because of a Market
                                          Disruption Event or otherwise, the
                                          Market Price for any Trading Day
                                          shall be the mean, as determined by
                                          the

                                          Calculation Agent, of the bid prices
                                          for Corning Stock (or any such other
                                          security) obtained from as many
                                          dealers in such security, but not
                                          exceeding three, as will make such
                                          bid prices available to the
                                          Calculation Agent. Bids of MS & Co.
                                          or any of its affiliates may be
                                          included in the calculation of such
                                          mean, but only to the extent that any
                                          such bid is the highest of the bids
                                          obtained. A "security of the Nasdaq
                                          National Market" shall include a
                                          security included in any successor to
                                          such system, and the term "OTC
                                          Bulletin Board Service" shall include
                                          any successor service thereto.

Trading Day............................   A day, as determined by the
                                          Calculation Agent, on which trading
                                          is generally conducted on the New
                                          York Stock Exchange, Inc. ("NYSE"),
                                          the AMEX, the Nasdaq National Market,
                                          the Chicago Mercantile Exchange and
                                          the Chicago Board of Options Exchange
                                          and in the over-the-counter market
                                          for equity securities in the United
                                          States.

Acceleration Event.....................   If on any date the product of the
                                          Market Price per share of Corning
                                          Stock and the Exchange Ratio is less
                                          than $2.00, the maturity date of the
                                          SPARQS will be deemed to be
                                          accelerated to such date, and we will
                                          apply the $10.30 principal amount of
                                          each SPARQS as payment for and will
                                          deliver a number of shares of Corning
                                          Stock at the then current Exchange
                                          Ratio. See also "--Antidilution
                                          Adjustments" below.

Book Entry Note or Certificated Note...   Book Entry

Senior Note or Subordinated Note.......   Senior

Trustee................................   JPMorgan Chase Bank (formerly known as
                                          The Chase Manhattan Bank)

Agent for the underwritten offering of
  SPARQS...............................   MS & Co.

Calculation Agent......................   MS & Co.

                                          All determinations made by the
                                          Calculation Agent will be at the sole
                                          discretion of the Calculation Agent
                                          and will, in the absence of manifest
                                          error, be conclusive for all purposes
                                          and binding on you and on us.

                                          All calculations with respect to the
                                          Exchange Ratio and Call Price for the
                                          SPARQS will be rounded to the nearest
                                          one hundred-thousandth, with five
                                          one-millionths rounded upward (e.g.,
                                          .876545 would be rounded to .87655);
                                          all dollar amounts related to the
                                          Call Price resulting from such
                                          calculations will be rounded to the
                                          nearest ten-thousandth, with five one
                                          hundred- thousandths rounded upward
                                          (e.g., .76545 would be rounded to
                                          .7655); and all dollar amounts paid
                                          with respect to the Call Price on the
                                          aggregate number of SPARQS will be
                                          rounded to the nearest cent, with
                                          one-half cent rounded upward.

                                          Because the Calculation Agent is our
                                          affiliate, the economic interests of
                                          the Calculation Agent and its
                                          affiliates may be adverse
                                          to your interests as an owner of the
                                          SPARQS, including with respect to
                                          certain determinations and judgments
                                          that the Calculation Agent must make
                                          in making adjustments to the Exchange
                                          Ratio or determining any Market Price
                                          or whether a Market Disruption Event
                                          has occurred. See "--Antidilution
                                          Adjustments" and "--Market Disruption
                                          Event" below. MS & Co. is obligated
                                          to carry out its duties and functions
                                          as Calculation Agent in good faith
                                          and using its reasonable judgment.

Antidilution Adjustments................  The Exchange Ratio will be adjusted as follows:

                                          1. If Corning Stock is subject to a
                                          stock split or reverse stock split,
                                          then once such split has become
                                          effective, the Exchange Ratio will be
                                          adjusted to equal the product of the
                                          prior Exchange Ratio and the number
                                          of shares issued in such stock split
                                          or reverse stock split with respect
                                          to one share of Corning Stock.

                                          2. If Corning Stock is subject (i) to
                                          a stock dividend (issuance of
                                          additional shares of Corning Stock)
                                          that is given ratably to all holders
                                          of shares of Corning Stock or (ii) to
                                          a distribution of Corning Stock as a
                                          result of the triggering of any
                                          provision of the corporate charter of
                                          Corning, then once the dividend has
                                          become effective and Corning Stock is
                                          trading ex-dividend, the Exchange
                                          Ratio will be adjusted so that the
                                          new Exchange Ratio shall equal the
                                          prior Exchange Ratio plus the product
                                          of (i) the number of shares issued
                                          with respect to one share of Corning
                                          Stock and (ii) the prior Exchange
                                          Ratio.

                                          3. There will be no adjustments to
                                          the Exchange Ratio to reflect cash
                                          dividends or other distributions paid
                                          with respect to Corning Stock other
                                          than distributions described in
                                          clauses (i), (iv) and (v) of
                                          paragraph 5 below and Extraordinary
                                          Dividends as described below. A cash
                                          dividend or other distribution with
                                          respect to Corning Stock will be
                                          deemed to be an "Extraordinary
                                          Dividend" if such dividend or other
                                          distribution exceeds the immediately
                                          preceding non-Extraordinary Dividend
                                          for Corning Stock by an amount equal
                                          to at least 10% of the Market Price
                                          of Corning Stock (as adjusted for any
                                          subsequent corporate event requiring
                                          an adjustment hereunder, such as a
                                          stock split or reverse stock split)
                                          on the Trading Day preceding the
                                          ex-dividend date for the payment of
                                          such Extraordinary Dividend (the
                                          "ex-dividend date"). If an
                                          Extraordinary Dividend occurs with
                                          respect to Corning Stock, the
                                          Exchange Ratio with respect to
                                          Corning Stock will be adjusted on the
                                          ex-dividend date with respect to such
                                          Extraordinary Dividend so that the
                                          new Exchange Ratio will equal the
                                          product of (i) the then current
                                          Exchange Ratio and (ii) a fraction,
                                          the numerator of which is the Market
                                          Price on the Trading Day preceding
                                          the ex-dividend date, and the
                                          denominator of which is the amount by
                                          which the Market Price on the Trading
                                          Day preceding the ex-dividend date
                                          exceeds the Extraordinary Dividend
                                          Amount. The "Extraordinary Dividend
                                          Amount" with respect to an
                                          Extraordinary Dividend for Corning
                                          Stock will equal (i) in the case of
                                          cash dividends or other distributions
                                          that constitute regular dividends,
                                          the amount per share of such
                                          Extraordinary Dividend minus the
                                          amount per share of the immediately
                                          preceding non-

                                          Extraordinary Dividend for Corning
                                          Stock or (ii) in the case of cash
                                          dividends or other distributions that
                                          do not constitute regular dividends,
                                          the amount per share of such
                                          Extraordinary Dividend. To the extent
                                          an Extraordinary Dividend is not paid
                                          in cash, the value of the non-cash
                                          component will be determined by the
                                          Calculation Agent, whose
                                          determination shall be conclusive. A
                                          distribution on Corning Stock
                                          described in clause (i), (iv) or (v)
                                          of paragraph 5 below that also
                                          constitutes an Extraordinary Dividend
                                          shall cause an adjustment to the
                                          Exchange Ratio pursuant only to
                                          clause (i), (iv) or (v) of paragraph
                                          5, as applicable.

                                          4. If Corning issues rights or
                                          warrants to all holders of Corning
                                          Stock to subscribe for or purchase
                                          Corning Stock at an exercise price
                                          per share less than the Market Price
                                          of Corning Stock on both (i) the date
                                          the exercise price of such rights or
                                          warrants is determined and (ii) the
                                          expiration date of such rights or
                                          warrants, and if the expiration date
                                          of such rights or warrants precedes
                                          the maturity of the SPARQS, then the
                                          Exchange Ratio will be adjusted to
                                          equal the product of the prior
                                          Exchange Ratio and a fraction, the
                                          numerator of which shall be the
                                          number of shares of Corning Stock
                                          outstanding immediately prior to the
                                          issuance of such rights or warrants
                                          plus the number of additional shares
                                          of Corning Stock offered for
                                          subscription or purchase pursuant to
                                          such rights or warrants and the
                                          denominator of which shall be the
                                          number of shares of Corning Stock
                                          outstanding immediately prior to the
                                          issuance of such rights or warrants
                                          plus the number of additional shares
                                          of Corning Stock which the aggregate
                                          offering price of the total number of
                                          shares of Corning Stock so offered
                                          for subscription or purchase pursuant
                                          to such rights or warrants would
                                          purchase at the Market Price on the
                                          expiration date of such rights or
                                          warrants, which shall be determined
                                          by multiplying such total number of
                                          shares offered by the exercise price
                                          of such rights or warrants and
                                          dividing the product so obtained by
                                          such Market Price.

                                          5. If (i) there occurs any
                                          reclassification or change of Corning
                                          Stock, including, without limitation,
                                          as a result of the issuance of any
                                          tracking stock by Corning, (ii)
                                          Corning or any surviving entity or
                                          subsequent surviving entity of
                                          Corning (a "Corning Successor") has
                                          been subject to a merger, combination
                                          or consolidation and is not the
                                          surviving entity, (iii) any statutory
                                          exchange of securities of Corning or
                                          any Corning Successor with another
                                          corporation occurs (other than
                                          pursuant to clause (ii) above), (iv)
                                          Corning is liquidated, (v) Corning
                                          issues to all of its shareholders
                                          equity securities of an issuer other
                                          than Corning (other than in a
                                          transaction described in clause (ii),
                                          (iii) or (iv) above) (a "Spin-off
                                          Event") or (vi) a tender or exchange
                                          offer or going-private transaction is
                                          consummated for all the outstanding
                                          shares of Corning Stock (any such
                                          event in clauses (i) through (vi), a
                                          "Reorganization Event"), the method
                                          of determining the amount payable
                                          upon exchange at maturity for each
                                          SPARQS will be adjusted to provide
                                          that each holder of SPARQS will
                                          receive at maturity, in respect of
                                          the $10.30 principal amount of each
                                          SPARQS, securities, cash or any other
                                          assets distributed to holders of
                                          Corning Stock in or as a result of
                                          any such Reorganization Event,
                                          including (i) in the case of the
                                          issuance of tracking stock,
                                          the reclassified share of Corning
                                          Stock, (ii) in the case of a Spin-
                                          off Event, the share of Corning Stock
                                          with respect to which the spun-off
                                          security was issued, and (iii) in the
                                          case of any other Reorganization
                                          Event where Corning Stock continues
                                          to be held by the holders receiving
                                          such distribution, the Corning Stock
                                          (collectively, the "Exchange
                                          Property"), in an amount with a value
                                          equal to the amount of Exchange
                                          Property delivered with respect to a
                                          number of shares of Corning Stock
                                          equal to the Exchange Ratio at the
                                          time of the Reorganization Event.
                                          Notwithstanding the above, if the
                                          Exchange Property received in any
                                          such Reorganization Event consists
                                          only of cash, the maturity date of
                                          the SPARQS will be deemed to be
                                          accelerated to the date on which such
                                          cash is distributed to holders of
                                          Corning Stock (unless we exercise the
                                          Morgan Stanley Call Right) and
                                          holders will receive in lieu of any
                                          Corning Stock and as liquidated
                                          damages in full satisfaction of
                                          Morgan Stanley's obligations under
                                          the SPARQS the lesser of (i) the
                                          product of (x) the amount of cash
                                          received per share of Corning Stock
                                          and (y) the then current Exchange
                                          Ratio and (ii) the Call Price
                                          calculated as though the date of
                                          acceleration were the Call Date
                                          (regardless of whether the date of
                                          acceleration is a day which occurs
                                          prior to December 12, 2002). If
                                          Exchange Property consists of more
                                          than one type of property, holders of
                                          SPARQS will receive at maturity a pro
                                          rata share of each such type of
                                          Exchange Property. If Exchange
                                          Property includes a cash component,
                                          holders will not receive any interest
                                          accrued on such cash component. In
                                          the event Exchange Property consists
                                          of securities, those securities will,
                                          in turn, be subject to the
                                          antidilution adjustments set forth in
                                          paragraphs 1 through 5.

                                          For purposes of paragraph 5 above, in
                                          the case of a consummated tender or
                                          exchange offer or going-private
                                          transaction involving Exchange
                                          Property of a particular type,
                                          Exchange Property shall be deemed to
                                          include the amount of cash or other
                                          property paid by the offeror in the
                                          tender or exchange offer with respect
                                          to such Exchange Property (in an
                                          amount determined on the basis of the
                                          rate of exchange in such tender or
                                          exchange offer or going-private
                                          transaction). In the event of a
                                          tender or exchange offer or a going-
                                          private transaction with respect to
                                          Exchange Property in which an offeree
                                          may elect to receive cash or other
                                          property, Exchange Property shall be
                                          deemed to include the kind and amount
                                          of cash and other property received
                                          by offerees who elect to receive
                                          cash.

                                          No adjustment to the Exchange Ratio
                                          will be required unless such
                                          adjustment would require a change of
                                          at least 0.1% in the Exchange Ratio
                                          then in effect. The Exchange Ratio
                                          resulting from any of the adjustments
                                          specified above will be rounded to
                                          the nearest one hundred-thousandth,
                                          with five one-millionths rounded
                                          upward. Adjustments to the Exchange
                                          Ratio will be made up to the close of
                                          business on the third Trading Day
                                          prior to the Maturity Date.

                                          No adjustments to the Exchange Ratio
                                          or method of calculating the Exchange
                                          Ratio will be made other than those
                                          specified above. The adjustments
                                          specified above do not cover all
                                          events that could
                                          affect the Market Price of Corning
                                          Stock, including, without limitation,
                                          a partial tender or exchange offer
                                          for Corning Stock.

                                          The Calculation Agent shall be solely
                                          responsible for the determination and
                                          calculation of any adjustments to the
                                          Exchange Ratio or method of
                                          calculating the Exchange Ratio and of
                                          any related determinations and
                                          calculations with respect to any
                                          distributions of stock, other
                                          securities or other property or
                                          assets (including cash) in connection
                                          with any corporate event described in
                                          paragraph 5 above, and its
                                          determinations and calculations with
                                          respect thereto shall be conclusive
                                          in the absence of manifest error.

                                          The Calculation Agent will provide
                                          information as to any adjustments to
                                          the Exchange Ratio or to the method
                                          of calculating the amount payable
                                          upon exchange at maturity of the
                                          SPARQS in accordance with paragraph 5
                                          above upon written request by any
                                          holder of the SPARQS.

Market Disruption Event................   "Market Disruption Event" means, with
                                          respect to Corning Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            Corning Stock on the primary market
                                            for Corning Stock for more than two
                                            hours of trading or during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session in such market; or a
                                            breakdown or failure in the price
                                            and trade reporting systems of the
                                            primary market for Corning Stock as
                                            a result of which the reported
                                            trading prices for Corning Stock
                                            during the last one-half hour
                                            preceding the close of the
                                            principal trading session in such
                                            market are materially inaccurate;
                                            or the suspension, absence or
                                            material limitation of trading on
                                            the primary market for trading in
                                            options contracts related to
                                            Corning Stock, if available, during
                                            the one-half hour period preceding
                                            the close of the principal trading
                                            session in the applicable market,
                                            in each case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            with respect to the SPARQS.

                                          For purposes of determining whether a
                                          Market Disruption Event has occurred:
                                          (1) a limitation on the hours or
                                          number of days of trading will not
                                          constitute a Market Disruption Event
                                          if it results from an announced
                                          change in the regular business hours
                                          of the relevant exchange, (2) a
                                          decision to permanently discontinue
                                          trading in the relevant options
                                          contract will not constitute a Market
                                          Disruption Event, (3) limitations
                                          pursuant to NYSE Rule 80A (or any
                                          applicable rule or regulation enacted
                                          or promulgated by the NYSE, any other
                                          self-regulatory organization or the
                                          Securities and Exchange Commission
                                          (the "Commission") of scope similar
                                          to NYSE Rule 80A as determined by the
                                          Calculation Agent) on trading during
                                          significant market fluctuations shall
                                          constitute a suspension, absence or
                                          material limitation of trading, (4) a
                                          suspension of trading in options
                                          contracts on Corning Stock by the
                                          primary securities market trading in
                                          such options, if available, by reason
                                          of (x) a price change exceeding
                                          limits set by such securities
                                          exchange or market, (y) an imbalance
                                          of orders relating to such contracts
                                          or (z) a disparity in bid and ask
                                          quotes relating to such contracts
                                          will constitute a suspension, absence
                                          or material limitation of trading in
                                          options contracts related to Corning
                                          Stock and (5) a suspension, absence
                                          or material limitation of trading on
                                          the primary securities market on
                                          which options contracts related to
                                          Corning Stock are traded will not
                                          include any time when such securities
                                          market is itself closed for trading
                                          under ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default.........   In case an event of default with
                                          respect to the SPARQS shall have
                                          occurred and be continuing, the
                                          amount declared due and payable per
                                          SPARQS upon any acceleration of the
                                          SPARQS shall be determined by the
                                          Calculation Agent and shall be an
                                          amount in cash equal to the lesser of
                                          (i) the product of (x) the Market
                                          Price of Corning Stock (and any
                                          Exchange Property) as of the date of
                                          such acceleration and (y) the then
                                          current Exchange Ratio and (ii) the
                                          Call Price calculated as though the
                                          date of acceleration were the Call
                                          Date (regardless of whether the date
                                          of acceleration is a day which occurs
                                          prior to December 12, 2002), in each
                                          case plus accrued but unpaid interest
                                          to but excluding the date of
                                          acceleration; provided that if we
                                          have called the SPARQS in accordance
                                          with the Morgan Stanley Call Right,
                                          the amount declared due and payable
                                          upon any such acceleration shall be
                                          an amount in cash for each SPARQS
                                          equal to the Call Price for the Call
                                          Date specified in our notice of
                                          mandatory exchange, plus accrued but
                                          unpaid interest to but excluding the
                                          date of acceleration.

Corning Stock; Public Information......   Corning produces optical hardware,
                                          equipment and components for the
                                          worldwide telecommunications
                                          industry, manufactures specialized
                                          products for customer applications
                                          utilizing glass, glass ceramic and
                                          polymer technologies, and
                                          manufactures glass panels and funnels
                                          for televisions and CRTs, liquid
                                          crystal display glass and projection
                                          video lens assemblies. Corning Stock
                                          is registered under the Exchange Act.
                                          Companies with securities registered
                                          under the Exchange Act are required
                                          to file periodically certain
                                          financial and other information
                                          specified by the Commission.
                                          Information provided to or filed with
                                          the Commission can be inspected and
                                          copied at the public reference
                                          facilities maintained by the
                                          Commission at Room 1024, 450 Fifth
                                          Street, N.W., Washington, D.C. 20549,
                                          and copies of such material can be
                                          obtained from the Public Reference
                                          Section of the Commission, 450 Fifth
                                          Street, N.W., Washington, D.C. 20549,
                                          at prescribed rates. In addition,
                                          information provided to or filed with
                                          the Commission electronically can be
                                          accessed through a website maintained
                                          by the Commission. The address of the
                                          Commission's website is
                                          http://www.sec.gov. Information
                                          provided to or filed with the
                                          Commission by Corning pursuant to the
                                          Exchange Act can be located by
                                          reference to Commission file number
                                          1-03247. In addition, information
                                          regarding Corning may be obtained
                                          from
                                          other sources including, but not
                                          limited to, press releases, newspaper
                                          articles and other publicly
                                          disseminated documents. We make no
                                          representation or warranty as to the
                                          accuracy or completeness of such
                                          information.

                                          This pricing supplement relates only
                                          to the SPARQS offered hereby and does
                                          not relate to Corning Stock or other
                                          securities of Corning. We have
                                          derived all disclosures contained in
                                          this pricing supplement regarding
                                          Corning from the publicly available
                                          documents described in the preceding
                                          paragraph. Neither we nor the Agent
                                          has participated in the preparation
                                          of such documents or made any due
                                          diligence inquiry with respect to
                                          Corning in connection with the
                                          offering of the SPARQS. Neither we
                                          nor the Agent makes any
                                          representation that such publicly
                                          available documents or any other
                                          publicly available information
                                          regarding Corning is accurate or
                                          complete. Furthermore, we cannot give
                                          any assurance that all events
                                          occurring prior to the date hereof
                                          (including events that would affect
                                          the accuracy or completeness of the
                                          publicly available documents
                                          described in the preceding paragraph)
                                          that would affect the trading price
                                          of Corning Stock (and therefore the
                                          price of Corning Stock at the time we
                                          price the SPARQS) have been publicly
                                          disclosed. Subsequent disclosure of
                                          any such events or the disclosure of
                                          or failure to disclose material
                                          future events concerning Corning
                                          could affect the value received at
                                          maturity with respect to the SPARQS
                                          and therefore the trading prices of
                                          the SPARQS.

                                          Neither we nor any of our affiliates
                                          makes any representation to you as to
                                          the performance of Corning Stock.

                                          We and/or our subsidiaries may
                                          presently or from time to time engage
                                          in business with Corning, including
                                          extending loans to, or making equity
                                          investments in, Corning or providing
                                          advisory services to Corning,
                                          including merger and acquisition
                                          advisory services. In the course of
                                          such business, we and/or our
                                          subsidiaries may acquire non-public
                                          information with respect to Corning
                                          and, in addition, one or more of our
                                          affiliates may publish research
                                          reports with respect to Corning. The
                                          statement in the preceding sentence
                                          is not intended to affect the rights
                                          of holders of the SPARQS under the
                                          securities laws. As a prospective
                                          purchaser of SPARQS, you should
                                          undertake an independent
                                          investigation of Corning as in your
                                          judgment is appropriate to make an
                                          informed decision with respect to an
                                          investment in Corning Stock.

Historical Information.................   The following table sets forth the
                                          published high and low Market Prices
                                          of Corning Stock during 1998, 1999,
                                          2000 and 2001 through December 11,
                                          2001. The Market Price of Corning
                                          Stock on December 11, 2001 was $10.30.
                                          We obtained the Market Prices and
                                          other information in the table below
                                          from Bloomberg Financial Markets, and
                                          we believe such information to be
                                          accurate. You should not take the
                                          historical prices of Corning Stock as
                                          an indication of future performance.
                                          The price of Corning Stock may
                                          decrease so that at maturity you will
                                          receive an amount of Corning Stock
                                          worth less than the principal amount
                                          of the SPARQS. We cannot give you any
                                          assurance that the price of Corning
                                          Stock will
                                          increase so that at maturity you will
                                          receive an amount of Corning Stock
                                          worth more than the principal amount
                                          of the SPARQS. To the extent that the
                                          Market Price at maturity of shares of
                                          Corning Stock at the Exchange Ratio
                                          is less than the Issue Price of the
                                          SPARQS and the shortfall is not
                                          offset by the coupon paid on the
                                          SPARQS, you will lose money on your
                                          investment.

                                                        High    Low    Dividends
                                                       ------  ------  ---------
                                          (CUSIP 219350105)
                                          1998
                                          First Quarter.. $14.75  $10.77   $ .06
                                          Second Quarter.  14.50   11.33     .06
                                          Third Quarter..  11.75    7.83     .06
                                          Fourth Quarter.  15.00    9.25     .06

                                          1999
                                          First Quarter..  20.31   15.67     .06
                                          Second Quarter.  23.38   16.00     .06
                                          Third Quarter..  25.00   20.46     .06
                                          Fourth Quarter.  42.98   21.88     .06

                                          2000
                                          First Quarter..  73.31   34.58     .06
                                          Second Quarter.  88.24   48.00     .06
                                          Third Quarter.. 113.33   77.58     .06
                                          Fourth Quarter. 105.94   52.81     .06

                                          2001
                                          First Quarter..  70.13   19.98     .06
                                          Second Quarter   26.70   13.00     .06
                                          Third Quarter .  17.00    8.35       -
                                          Fourth Quarter
                                           (through
                                            December 11,
                                            2001)........  10.30    7.01       -

                                          Historical prices of Corning Stock
                                          have been adjusted for a 3-for-1
                                          stock split, which became effective
                                          in the fourth quarter of 2000.

                                          We make no representation as to the
                                          amount of dividends, if any, that
                                          Corning will pay in the future. In
                                          any event, as a holder of SPARQS, you
                                          will not be entitled to receive
                                          dividends, if any, that may be
                                          payable on Corning Stock.

Use of Proceeds and Hedging............   The net proceeds we receive from the
                                          sale of the SPARQS will be used for
                                          general corporate purposes and, in
                                          part, by us or by one or more of our
                                          subsidiaries in connection with
                                          hedging our obligations under the
                                          SPARQS. See also "Use of Proceeds" in
                                          the accompanying prospectus.

                                          On the date of this pricing
                                          supplement, we, through our
                                          subsidiaries or others, hedged our
                                          anticipated exposure in connection
                                          with the SPARQS by taking positions
                                          in Corning Stock and other
                                          instruments. Purchase activity could
                                          have potentially increased the price
                                          of Corning Stock, and therefore have
                                          increased the level at which Corning
                                          Stock must trade before you would
                                          receive at maturity an amount of
                                          Corning Stock worth as much as or
                                          more than the principal amount of the
                                          SPARQS. Through our subsidiaries, we
                                          are likely to modify our hedge
                                          position throughout the life of the
                                          SPARQS by purchasing and selling
                                          Corning Stock, options contracts on
                                          Corning Stock listed on major
                                          securities markets or positions in
                                          any other available securities or
                                          instruments that we may wish to use
                                          in connection with such hedging
                                          activities. Although we have no
                                          reason to belive that our hedging
                                          activity had, or will in the future
                                          have, a material impact on the price
                                          of Corning Stock, we cannot give any
                                          assurance that we did not, or in the
                                          future will not, affect such price as
                                          a result of our hedging activities.

Supplemental Information Concerning
Plan of Distribution...................   Under the terms and subject to
                                          conditions contained in the U.S.
                                          distribution agreement referred to in
                                          the prospectus supplement under "Plan
                                          of Distribution," the Agent, acting
                                          as principal for its own account, has
                                          agreed to purchase, and we have
                                          agreed to sell, the principal amount
                                          of SPARQS set forth on the cover of
                                          this pricing supplement. The Agent
                                          proposes initially to offer part of
                                          the SPARQS directly to the public at
                                          the public offering price set forth
                                          on the cover page of this pricing
                                          supplement plus accrued interest, if
                                          any, from the Original Issue Date and
                                          part to Advest, Inc., Fahnestock & Co.
                                          Inc., McDonald Investments Inc. and
                                          Stifel, Nicolaus & Company,
                                          Incorporated, the selected dealers, at
                                          a price that represents a concession
                                          not in excess of 2.43% of the
                                          principal amount of hte SPARQS;
                                          provided that the price will be
                                          $10.094 per SPARQS and the
                                          underwriting discounts and
                                          commissions will be $0.44 per SPARQS
                                          for purchasers of 100,000 or more
                                          SPARQS in any single transaction. The
                                          Agent may allow a concession not in
                                          excess of 2.43% of the principal
                                          amount of the SPARQS to other
                                          dealers. We expect to deliver the
                                          SPARQS against payment therefor in
                                          New York, New York on December 18,
                                          2001. After the initial offering of
                                          the SPARQS, the Agent may vary the
                                          offering price and other selling
                                          terms from time to time.

                                          In order to facilitate the offering
                                          of the SPARQS, the Agent may engage
                                          in transactions that stabilize,
                                          maintain or otherwise affect the
                                          price of the SPARQS or Corning Stock.
                                          Specifically, the Agent may sell more
                                          SPARQS than it is obligated to
                                          purchase in connection with the
                                          offering or may sell Corning Stock it
                                          does not own, creating a naked short
                                          position in the SPARQS or the Corning
                                          Stock, respectively, for its own
                                          account. The Agent must close out any
                                          naked short position by purchasing
                                          the SPARQS or Corning Stock in the
                                          open market. A naked short position
                                          is more likely to be created if the
                                          Agent is concerned that there may be
                                          downward pressure on the price of the
                                          SPARQS or the Corning Stock in the
                                          open market after pricing that could
                                          adversely affect investors who
                                          purchase in the offering. As an
                                          additional means of facilitating the
                                          offering, the Agent may bid for, and
                                          purchase, SPARQS or Corning Stock in
                                          the open market to stabilize the
                                          price of the SPARQS. Any of these
                                          activities may raise or maintain the
                                          market price of the SPARQS above
                                          independent market levels or prevent
                                          or retard a decline in the market
                                          price of the SPARQS. The Agent is not
                                          required to engage in these
                                          activities, and may end any of these
                                          activities at any time. See "--Use of
                                          Proceeds and Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies................   Each fiduciary of a pension, profit-
                                          sharing or other employee benefit
                                          plan subject to the Employee
                                          Retirement Income Security Act of
                                          1974, as amended ("ERISA"), (a
                                          "Plan") should consider the fiduciary
                                          standards of ERISA in the context of
                                          the Plan's particular circumstances
                                          before authorizing an investment in
                                          the SPARQS. Accordingly, among other
                                          factors, the fiduciary should
                                          consider whether the investment would
                                          satisfy the prudence and
                                          diversification requirements of ERISA
                                          and would be consistent with the
                                          documents and instruments governing
                                          the Plan.

                                          In addition, we and certain of our
                                          subsidiaries and affiliates,
                                          including MS & Co. and Morgan Stanley
                                          DW Inc. (formerly Dean Witter
                                          Reynolds Inc.) ("MSDWI"), may each be
                                          considered a "party in interest"
                                          within the meaning of ERISA, or a
                                          "disqualified person" within the
                                          meaning of the Internal Revenue Code
                                          of 1986, as amended (the "Code"),
                                          with respect to many Plans, as well
                                          as many individual retirement
                                          accounts and Keogh plans (also
                                          "Plans"). Prohibited transactions
                                          within the meaning of ERISA or the
                                          Code would likely arise, for example,
                                          if the SPARQS are acquired by or with
                                          the assets of a Plan with respect to
                                          which MS & Co., MSDWI or any of their
                                          affiliates is a service provider,
                                          unless the SPARQS are acquired
                                          pursuant to an exemption from the
                                          "prohibited transaction" rules. A
                                          violation of these "prohibited
                                          transaction" rules may result in an
                                          excise tax or other liabilities under
                                          ERISA and/or Section 4975 of the Code
                                          for such persons, unless exemptive
                                          relief is available under an
                                          applicable statutory or
                                          administrative exemption.

                                          The U.S. Department of Labor has
                                          issued five prohibited transaction
                                          class exemptions ("PTCEs") that may
                                          provide exemptive relief for direct
                                          or indirect prohibited transactions
                                          resulting from the purchase or
                                          holding of the SPARQS. Those class
                                          exemptions are PTCE 96-23 (for
                                          certain transactions determined by
                                          in-house asset managers), PTCE 95-60
                                          (for certain transactions involving
                                          insurance company general accounts),
                                          PTCE 91-38 (for certain transactions
                                          involving bank collective investment
                                          funds), PTCE 90-1 (for certain
                                          transactions involving insurance
                                          company separate accounts) and PTCE
                                          84-14 (for certain transactions
                                          determined by independent qualified
                                          asset managers).

                                          Because we may be considered a party
                                          in interest with respect to many
                                          Plans, the SPARQS may not be
                                          purchased or held by any Plan, any
                                          entity whose underlying assets
                                          include "plan assets" by reason of
                                          any Plan's investment in the entity
                                          (a "Plan Asset Entity") or any person
                                          investing "plan assets" of any Plan,
                                          unless such purchaser or holder is
                                          eligible for exemptive relief,
                                          including relief available under PTCE
                                          96-23, 95-60, 91-38, 90-1 or 84-14 or
                                          such purchase and holding is
                                          otherwise not prohibited. Any
                                          purchaser, including any fiduciary
                                          purchasing on behalf of a Plan, or
                                          holder of the SPARQS will be deemed
                                          to have represented, in its corporate
                                          and fiduciary capacity, by its
                                          purchase and holding thereof that it
                                          either (a) is not a Plan or a Plan
                                          Asset Entity and is not purchasing
                                          such securities on behalf of or with
                                          "plan assets" of any Plan or (b) is
                                          eligible for exemptive relief or such
                                          purchase or holding is not prohibited
                                          by ERISA or Section 4975 of the Code.

                                          Under ERISA, assets of a Plan may
                                          include assets held in the general
                                          account of an insurance company which
                                          has issued an insurance policy to
                                          such plan or assets of an entity in
                                          which the Plan has invested.
                                          Accordingly, insurance company
                                          general accounts that include assets
                                          of a Plan must ensure that one of the
                                          foregoing exemptions is available.
                                          Due to the complexity of these rules
                                          and the penalties that may be imposed
                                          upon persons involved in non-exempt
                                          prohibited transactions, it is
                                          particularly important that
                                          fiduciaries or other persons
                                          considering purchasing the SPARQS on
                                          behalf of or with "plan assets" of
                                          any Plan consult with their counsel
                                          regarding the availability of
                                          exemptive relief under PTCE 96-23,
                                          95-60, 91-38, 90-1 or 84-14.

                                          In addition to considering the
                                          consequences of holding the SPARQS,
                                          employee benefit plans subject to
                                          ERISA (or insurance companies deemed
                                          to be investing ERISA plan assets)
                                          purchasing the SPARQS should also
                                          consider the possible implications of
                                          owning Corning Stock upon exchange of
                                          the SPARQS at maturity. Purchasers of
                                          the SPARQS have exclusive
                                          responsibility for ensuring that
                                          their purchase and holding of the
                                          SPARQS do not violate the prohibited
                                          transaction rules of ERISA or the
                                          Code.

United States Federal Income Taxation..   The following summary is based on the
                                          advice of Davis Polk & Wardwell, our
                                          special tax counsel ("Tax Counsel"),
                                          and is a general discussion of the
                                          principal potential U.S. federal
                                          income
                                          tax consequences to initial holders
                                          of the SPARQS purchasing the SPARQS
                                          at the Issue Price, who will hold the
                                          SPARQS as capital assets within the
                                          meaning of Section 1221 of the Code.
                                          This summary is based on the Code,
                                          administrative pronouncements,
                                          judicial decisions and currently
                                          effective and proposed Treasury
                                          Regulations, changes to any of which
                                          subsequent to the date of this
                                          pricing supplement may affect the tax
                                          consequences described herein. This
                                          summary does not address all aspects
                                          of U.S. federal income taxation that
                                          may be relevant to a particular
                                          holder in light of its individual
                                          circumstances or to certain types of
                                          holders subject to special treatment
                                          under the U.S. federal income tax
                                          laws (e.g., certain financial
                                          institutions, tax-exempt
                                          organizations, dealers in options or
                                          securities, or persons who hold a
                                          SPARQS as a part of a hedging
                                          transaction, straddle, conversion or
                                          other integrated transaction). As the
                                          law applicable to the U.S. federal
                                          income taxation of instruments such
                                          as the SPARQS is technical and
                                          complex, the discussion below
                                          necessarily represents only a general
                                          summary. Moreover, the effect of any
                                          applicable state, local or foreign
                                          tax laws is not discussed.

                                          General

                                          Pursuant to the terms of the SPARQS,
                                          we and every holder of a SPARQS agree
                                          (in the absence of an administrative
                                          determination or judicial ruling to
                                          the contrary) to characterize a
                                          SPARQS for all tax purposes as an
                                          investment unit consisting of the
                                          following components (the
                                          "Components"): (A) a terminable
                                          contract (the "Terminable Forward
                                          Contract") that (i) requires the
                                          holder of the SPARQS (subject to the
                                          Morgan Stanley Call Right) to
                                          purchase, and us to sell, for an
                                          amount equal to $10.30 (the "Forward
                                          Price"), Corning Stock at maturity
                                          and (ii) allows us, upon exercise of
                                          the Morgan Stanley Call Right, to
                                          terminate the Terminable Forward
                                          Contract by returning to the holder
                                          the Deposit (as defined below) and
                                          paying to the holder an amount of
                                          cash equal to the difference between
                                          the Deposit and the Call Price; and
                                          (B) a deposit with us of a fixed
                                          amount of cash, equal to the Issue
                                          Price, to secure the holder's
                                          obligation to purchase Corning Stock
                                          (the "Deposit"), which Deposit bears
                                          an annual yield of 2.36% per annum,
                                          which yield is based on our cost of
                                          borrowing. Under this
                                          characterization, less than the full
                                          quarterly payments on the SPARQS will
                                          be attributable to the yield on the
                                          Deposit. Accordingly, the excess of
                                          the quarterly payments on the SPARQS
                                          over the portion of those payments
                                          attributable to the yield on the
                                          Deposit will represent payments
                                          attributable to the holders' entry
                                          into the Terminable Forward Contract
                                          (the "Contract Fees"). Furthermore,
                                          based on our determination of the
                                          relative fair market values of the
                                          Components at the time of issuance of
                                          the SPARQS, we will allocate 100% of
                                          the Issue Price of the SPARQS to the
                                          Deposit and none to the Terminable
                                          Forward Contract. Our allocation of
                                          the Issue Price among the Components
                                          will be binding on a holder of the
                                          SPARQS, unless such holder timely and
                                          explicitly discloses to the IRS that
                                          its allocation is different from
                                          ours. The treatment of the SPARQS
                                          described above and our allocation
                                          are not, however, binding on the IRS
                                          or the courts. No
                                          statutory, judicial or administrative
                                          authority directly addresses the
                                          characterization of the SPARQS or
                                          instruments similar to the SPARQS for
                                          U.S. federal income tax purposes, and
                                          no ruling is being requested from the
                                          IRS with respect to the SPARQS. Due
                                          to the absence of authorities that
                                          directly address instruments that are
                                          similar to the SPARQS, Tax Counsel is
                                          unable to render an opinion as to the
                                          proper U.S. federal income tax
                                          characterization of the SPARQS. As a
                                          result, significant aspects of the
                                          U.S. federal income tax consequences
                                          of an investment in the SPARQS are
                                          not certain, and no assurance can be
                                          given that the IRS or the courts will
                                          agree with the characterization
                                          described herein. Accordingly, you
                                          are urged to consult your tax advisor
                                          regarding the U.S. federal income tax
                                          consequences of an investment in the
                                          SPARQS (including alternative
                                          characterizations of the SPARQS) and
                                          with respect to any tax consequences
                                          arising under the laws of any state,
                                          local or foreign taxing jurisdiction.
                                          Unless otherwise stated, the
                                          following discussion is based on the
                                          treatment and the allocation
                                          described above.

                                          U.S. Holders

                                          As used herein, the term "U.S.
                                          Holder" means an owner of a SPARQS
                                          that is, for U.S. federal income tax
                                          purposes, (i) a citizen or resident
                                          of the United States, (ii) a
                                          corporation created or organized
                                          under the laws of the United States
                                          or any political subdivision thereof
                                          or (iii) an estate or trust the
                                          income of which is subject to United
                                          States federal income taxation
                                          regardless of its source.

                                          Tax Treatment of the SPARQS

                                          Assuming the characterization of the
                                          SPARQS and the allocation of the
                                          Issue Price as set forth above, Tax
                                          Counsel believes that the following
                                          U.S. federal income tax consequences
                                          should result.

                                          Quarterly Payments on the SPARQS. To
                                          the extent attributable to the yield
                                          on the Deposit, quarterly payments on
                                          the SPARQS will generally be taxable
                                          to a U.S. Holder as ordinary income
                                          at the time accrued or received in
                                          accordance with the U.S. Holder's
                                          method of accounting for U.S. federal
                                          income tax purposes. As discussed
                                          above, any excess of the quarterly
                                          payments over the portion thereof
                                          attributable to the yield on the
                                          Deposit will be treated as Contract
                                          Fees. Although the federal income tax
                                          treatment of Contract Fees is
                                          uncertain, we intend to take the
                                          position that any Contract Fees with
                                          respect to the SPARQS constitute
                                          taxable income to a U.S. Holder at
                                          the time accrued or received in
                                          accordance with the U.S. Holder's
                                          method of accounting for U.S. federal
                                          income tax purposes.

                                          Tax Basis. Based on our determination
                                          set forth above, the U.S. Holder's
                                          tax basis in the Terminable Forward
                                          Contract will be zero, and the U.S.
                                          Holder's tax basis in the Deposit
                                          will be 100% of the Issue Price.

                                          Settlement of the Terminable Forward
                                          Contract. Upon maturity of the
                                          Terminable Forward Contract, a U.S.
                                          Holder would, pursuant to the
                                          Terminable Forward Contract, be
                                          deemed to have applied the Forward
                                          Price toward the purchase of Corning
                                          Stock, and the U.S. Holder would not
                                          recognize any gain or loss with
                                          respect to any Corning Stock
                                          received. With respect to any cash
                                          received upon maturity (other than in
                                          respect of any accrued interest on
                                          the Deposit and, possibly, any
                                          accrued Contract Fees), a U.S. Holder
                                          would recognize gain or loss. The
                                          amount of such gain or loss would be
                                          the extent to which the amount of
                                          such cash received differs from the
                                          pro rata portion of the Forward Price
                                          allocable to the cash. Any such gain
                                          or loss would generally be capital
                                          gain or loss, as the case may be.

                                          With respect to any Corning Stock
                                          received upon maturity, the U.S.
                                          Holder would have an adjusted tax
                                          basis in the Corning Stock equal to
                                          the pro rata portion of the Forward
                                          Price allocable to it. The allocation
                                          of the Forward Price between cash and
                                          Corning Stock should be based on the
                                          amount of the cash received and the
                                          relative fair market value of Corning
                                          Stock as of the Maturity Date. The
                                          holding period for any Corning Stock
                                          received would start on the day after
                                          the maturity of the SPARQS.

                                          U.S. Holders should note that while
                                          any accrued but unpaid interest on
                                          the Deposit and any Contract Fees
                                          would be taxable as ordinary income,
                                          any gain or loss recognized upon the
                                          final settlement of the Terminable
                                          Forward Contract generally would be
                                          capital gain or loss. The distinction
                                          between capital gain or loss and
                                          ordinary gain or loss is potentially
                                          significant in several respects. For
                                          example, limitations apply to a U.S.
                                          Holder's ability to offset capital
                                          losses against ordinary income, and
                                          certain U.S. Holders may be subject
                                          to lower U.S. federal income tax
                                          rates with respect to long-term
                                          capital gain than with respect to
                                          ordinary gain. U.S. Holders should
                                          consult their tax advisors with
                                          respect to the treatment of capital
                                          gain or loss on a SPARQS.

                                          Sale, Exchange or Early Retirement of
                                          the SPARQS. Upon a sale or exchange
                                          of a SPARQS prior to the maturity of
                                          the SPARQS or upon their retirement
                                          prior to maturity pursuant to the
                                          Morgan Stanley Call Right, a U.S.
                                          Holder would recognize taxable gain
                                          or loss equal to the difference
                                          between the amount realized on such
                                          sale, exchange or retirement and the
                                          U.S. Holder's tax basis in the SPARQS
                                          so sold, exchanged or retired. Any
                                          such gain or loss would generally be
                                          capital gain or loss, as the case may
                                          be. Such U.S. Holder's tax basis in
                                          the SPARQS would generally equal the
                                          U.S. Holder's tax basis in the
                                          Deposit. For these purposes, the
                                          amount realized does not include any
                                          amount attributable to accrued but
                                          unpaid interest payments on the
                                          Deposit, which would be taxed as
                                          described under "--Quarterly Payments
                                          on the SPARQS" above. It is uncertain
                                          whether the amount realized includes
                                          any amount attributable to accrued
                                          but unpaid Contract Fees. U.S.
                                          Holders should consult their tax
                                          advisors regarding the treatment of
                                          accrued but unpaid Contract Fees upon
                                          the sale, exchange or retirement of a
                                          SPARQS.

                                          Possible Alternative Tax Treatments
                                          of an Investment in the SPARQS

                                          Due to the absence of authorities
                                          that directly address the proper
                                          characterization of the SPARQS, no
                                          assurance can be given that the IRS
                                          will accept, or that a court will
                                          uphold, the characterization and tax
                                          treatment described above. In
                                          particular, the IRS could seek to
                                          analyze the U.S. federal income tax
                                          consequences of owning a SPARQS under
                                          Treasury regulations governing
                                          contingent payment debt instruments
                                          (the "Contingent Payment
                                          Regulations").

                                          If the IRS were successful in
                                          asserting that the Contingent Payment
                                          Regulations applied to the SPARQS,
                                          the timing and character of income
                                          thereon would be significantly
                                          affected. Among other things, a U.S.
                                          Holder would be required to accrue as
                                          original issue discount income,
                                          subject to adjustments, at a
                                          "comparable yield" on the Issue
                                          Price. In addition, a U.S. Holder
                                          would recognize income upon maturity
                                          of the SPARQS to the extent that the
                                          value of Corning Stock and cash (if
                                          any) received exceeds the adjusted
                                          issue price. Furthermore, any gain
                                          realized with respect to the SPARQS
                                          would generally be treated as
                                          ordinary income.

                                          Even if the Contingent Payment
                                          Regulations do not apply to the
                                          SPARQS, other alternative federal
                                          income tax characterizations or
                                          treatments of the SPARQS are also
                                          possible, and if applied could also
                                          affect the timing and the character
                                          of the income or loss with respect to
                                          the SPARQS. It is possible, for
                                          example, that a SPARQS could be
                                          treated as constituting a prepaid
                                          forward contract. Other alternative
                                          characterizations are also possible.
                                          Accordingly, prospective purchasers
                                          are urged to consult their tax
                                          advisors regarding the U.S. federal
                                          income tax consequences of an
                                          investment in the SPARQS.

                                          Constructive Ownership

                                          Section 1260 of the Code treats a
                                          taxpayer owning certain types of
                                          derivative positions in property as
                                          having "constructive ownership" in
                                          that property, with the result that
                                          all or a portion of the long term
                                          capital gain recognized or deemed to
                                          be recognized (as described below) by
                                          such taxpayer with respect to the
                                          derivative position would be
                                          recharacterized as ordinary income.
                                          Although Section 1260 in its current
                                          form does not apply to the SPARQS,
                                          Section 1260 authorizes the Treasury
                                          Department to promulgate regulations
                                          (possibly with retroactive effect) to
                                          expand the application of the
                                          "constructive ownership" regime.
                                          There is no assurance that the
                                          Treasury Department will not
                                          promulgate regulations to apply the
                                          regime to the SPARQS. If Section 1260
                                          were to apply to the SPARQS, the
                                          effect on a U.S. Holder would be to
                                          treat all or a portion of the long
                                          term capital gain (if any) recognized
                                          by such U.S. Holder on sale or
                                          maturity of a SPARQS as ordinary
                                          income, but only to the extent such
                                          long term capital gain exceeds the
                                          long term capital gain that would
                                          have been recognized by such U.S.
                                          Holder if the U.S. Holder had
                                          acquired
                                          the underlying stock itself on the
                                          issue date of the SPARQS and disposed
                                          of the underlying stock upon
                                          disposition (including retirement) of
                                          the SPARQS. Section 1260, if
                                          applicable, would require a U.S.
                                          Holder that receives shares of
                                          Corning Stock at maturity to
                                          recognize as ordinary income the
                                          amount that would have been treated
                                          as ordinary income according to the
                                          rule described in the preceding
                                          sentence, if the U.S. Holder had sold
                                          the SPARQS at maturity for fair
                                          market value. In addition, Section
                                          1260 would impose an interest charge
                                          on the gain (or deemed gain) that was
                                          recharacterized on the sale or
                                          maturity of the SPARQS.

                                          Backup Withholding and Information
                                          Reporting

                                          A U.S. Holder of a SPARQS may be
                                          subject to information reporting and
                                          to backup withholding in respect of
                                          the amounts paid to the U.S. Holder
                                          (at the backup withholding rate in
                                          effect at that time), unless such
                                          U.S. Holder provides proof of an
                                          applicable exemption or a correct
                                          taxpayer identification number, and
                                          otherwise complies with applicable
                                          requirements of the backup
                                          withholding rules. Pursuant to the
                                          Economic Growth and Tax
                                          Reconciliation Act of 2001, the
                                          backup withholding rate is scheduled
                                          to be reduced periodically through
                                          2006. The amounts withheld under the
                                          backup withholding rules are not an
                                          additional tax and may be refunded,
                                          or credited against the U.S. Holder's
                                          U.S. federal income tax liability,
                                          provided the required information is
                                          furnished to the IRS.

                                                                         Annex A


                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of December 12, 2002 (which is the earliest day on which we may call the SPARQS), February 15, 2003 and June 15, 2003 (the scheduled Maturity Date) based on the following terms:

     o    Original Issue Date: December 18, 2001

     o Interest Payment Dates: Each March 15, June 15, September 15 and December 15, beginning March 15, 2002

     o Yield to Call: 37% per annum (computed on the basis of a 360-day year of twelve 30-day months)

     o    Issue Price: $10.30 per SPARQS

     o    Interest Rate: 10% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date from the applicable payment date at the Yield to Call rate of 37% per annum, equals the Issue Price.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o The known cash flows on the SPARQS, i.e., the interest payments, are discounted to their present value on the Original Issue Date at the applicable Discount Factor, based on a rate equal to the Yield to Call. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o For example, the present value of all of the interest payments for the hypothetical Call Date of December 12, 2002 is $.8378 ($.2307 + $.2206 + $.2039 + $.1826).

     o Since the present value of all payments on the SPARQS to and including the Call Date must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o For example, for the hypothetical Call Date of December 12, 2002, the present value of the Call Price is $9.4622 ($10.30 - $.8378).

     o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

     o For the hypothetical Call Date of December 12, 2002, the Call Price is therefore $12.8954, which is the amount that if paid on December 15, 2002 has a present value on the Original Issue Date of $9.4622, based on the applicable Discount Factor.

                                   o   o   o

The Call Prices calculated in the following tables are based upon the terms set forth above and three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual Call Date.

                                                   Call Date of December 12, 2002
                                                   ------------------------------

                                                                                                                       Present Value
                                                                                                                        at Original
                                         Accrued but               Total Cash   Days                                   Issue Date of
                                            Unpaid                  Received    from        Years from      Discount   Cash Received
                       Issue   Interest    Interest                   on      Original    Original Issue     Factor      on Payment
                       Price   Payments  Received on  Call Price    Payment     Issue          Date         at Yield   Date at Yield
  Payment Date         Paid    Received   Call Date   Received(1)     Date     Date(2)     (Days(2)/360)   to Call(3)     to Call
-----------------   ---------  --------  -----------  -----------  ---------- --------    --------------   ----------  -------------
December 18, 2001   ($10.3000)      --          --            --           --        0        0.0000000    100.00000%           --
March 15, 2002           --     $.2489          --            --       $.2489       87         .2416667     92.67427%       $.2307
June 15, 2002            --     $.2575          --            --       $.2575      177         .4916667     85.66019%       $.2206
September 15, 2002       --     $.2575          --            --       $.2575      267         .7416667     79.17698%       $.2039
December 12, 2002        --         --      $.2489            --       $.2489      354         .9833333     73.37669%       $.1826
Call Date                --         --         --       $12.8954     $12.8954      354         .9833333     73.37669%      $9.4622
(December 12, 2002)
                                                                                                                          --------
Total amount received on the Call Date: $13.1443                                                         Total:           $10.3000
Total amount received over the term of the SPARQS: $13.9082

-------------------
1 The Call Price is the dollar amount that has a present value of $9.4622 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 37%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $10.30.

2    Based upon a 360-day year of twelve 30-day months.

                           1
3    Discount Factor =  ------, where x is Years from Original Issue Date.
                        1.37(x)

                                                   Call Date of February 15, 2003
                                                   ------------------------------

                                                                                                                       Present Value
                                                                                                                        at Original
                                         Accrued but               Total Cash   Days                                   Issue Date of
                                            Unpaid                  Received    from        Years from      Discount   Cash Received
                       Issue   Interest    Interest                   on      Original    Original Issue     Factor      on Payment
                       Price   Payments  Received on  Call Price    Payment     Issue          Date         at Yield   Date at Yield
  Payment Date         Paid    Received   Call Date   Received(1)     Date     Date(2)     (Days(2)/360)   to Call(3)     to Call
-----------------   ---------  --------  -----------  -----------  ---------- --------    --------------   ----------   ------------
December 18, 2001   ($10.3000)      --          --            --           --        0        0.0000000    100.00000%           --
March 15, 2002             --   $.2489          --            --       $.2489       87         .2416667     92.67427%       $.2307
June 15, 2002              --   $.2575          --            --       $.2575      177         .4916667     85.66019%       $.2206
September 15, 2002         --   $.2575          --            --       $.2575      267         .7416667     79.17698%       $.2039
December 15, 2002          --   $.2575          --            --       $.2575      357         .9916667     73.18444%       $.1884
February 15, 2003          --       --      $.1717            --       $.1717      417        1.1583333     69.44357%       $.1192
Call Date
(February 15, 2003)        --       --          --      $13.4457     $13.4457      417        1.1583333     69.44357%      $9.3372
                                                                                                                          --------
Total amount received on the Call Date: $13.6174                                                                Total:    $10.3000
Total amount received over the term of the SPARQS: $14.6388

-------------------
1 The Call Price is the dollar amount that has a present value of $9.3372 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 37%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $10.30.

2    Based upon a 360-day year of twelve 30-day months.

                           1
3    Discount Factor =  ------, where x is Years from Original Issue Date.
                        1.37(x)

                                             Call Date of June 15, 2003 (Maturity Date)
                                             ------------------------------------------

                                                                                                                       Present Value
                                                                                                                        at Original
                                         Accrued but               Total Cash   Days                                   Issue Date of
                                            Unpaid                  Received    from        Years from      Discount   Cash Received
                       Issue   Interest    Interest                   on      Original    Original Issue     Factor      on Payment
                       Price   Payments  Received on  Call Price    Payment     Issue          Date         at Yield   Date at Yield
  Payment Date         Paid    Received   Call Date   Received(1)     Date     Date(2)     (Days(2)/360)   to Call(3)     to Call
-----------------   ---------  --------  -----------  -----------  ---------- --------    --------------   ----------  -------------
December 18, 2001   ($10.3000)      --          --            --           --        0        0.0000000    100.00000%           --
March 15, 2002             --   $.2489          --            --       $.2489       87         .2416667     92.67427%       $.2307
June 15, 2002              --   $.2575          --            --       $.2575      177         .4916667     85.66019%       $.2206
September 15, 2002         --   $.2575          --            --       $.2575      267         .7416667     79.17698%       $.2039
December 15, 2002          --   $.2575          --            --       $.2575      357         .9916667     73.18444%       $.1884
March 15, 2003             --   $.2575          --            --       $.2575      447        1.2416667     67.64546%       $.1742
June 15, 2003              --       --      $.2575            --       $.2575      537        1.4916667     62.52569%       $.1610
Call Date
  (June 15, 2003)          --       --          --      $14.5879     $14.5879      537        1.4916667     62.52569%      $9.1212
                                                                                                                          --------
Total amount received on the Call Date: $14.8454                                                                   Total: $10.3000
Total amount received over the term of the SPARQS: $16.1243

-------------------
1 The Call Price is the dollar amount that has a present value of $9.1212 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 37%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $10.30.

2    Based upon a 360-day year of twelve 30-day months.

                           1
3    Discount Factor =  ------, where x is Years from Original Issue Date.
                        1.37(x)

                        MORGAN STANLEY DEAN WITTER & CO.